Exhibit 99.1

News and information
P.O. Box 4552 Park City, UT 84060 Phone: 435-615-0340 Fax: 435-615-4780 e-mail: investinfo@ascresorts.com

Date: 26 October 2004	Contact:
Release: IMMEDIATE	David Hirasawa
Investor & Media Communications
435-615-0396

American Skiing Company Announces Fiscal 2004 Year End
and Fourth Quarter Results

Company Achieves Improved Year-Over-Year Consolidated Financial Performance

Company Announces Delay of Filing of Annual Report on Form 10-K

PARK CITY, UTAH — October 26, 2004 — American Skiing Company (OTC: AESK) today announced its financial results for the 2004 fiscal year and fourth quarter ended July 25, 2004.  The Company reported significant improvement from ongoing operations.  It credited record financial results from its western resorts and effective costs control measures which mitigated adverse weather conditions at its eastern resorts.  In addition, the sale of remaining unit inventory at The Canyons Grand Summit Hotel, gains on extinguishment of debt and gains on transfer of assets associated with extinguishment of debt, led the Company to post a net loss available to common shareholders of $28.5 million in fiscal 2004, a decrease of $53.5 million compared to a net loss available to shareholders of $82.0 million is fiscal 2003.

“Our results out west were nothing short of spectacular,” said CEO B.J. Fair. “The Canyons experienced yet another year of significant growth in skier visits.  And both Steamboat and The Canyons noted increased activity from destination markets,” added Fair. Results in the east were positively impacted by the sale of innovative lift ticket products at its Sunday River and Attitash resorts.  “Our success with the Sunday River-Attitash season pass helped mitigate the impact of weather  and has led us to the creation of the six resort All-For-One season pass.  This new product is expected to dramatically impact our business models in the east,” added Fair.

“We took some major steps forward as a company in fiscal 2004,” Fair said.  “We have a host of new initiatives in place to build on those successes, particularly in the area of the guest experience. Significant enhancements in our web strategies, including fully automated web-based bookings at four of our resort reservation centers, provide new industry leading tools for increasing sales and managing the vacation experience,” added Fair.

The Company has substantially completed work on its Form 10-K for the fiscal year ended July 25, 2004.  On October 25, 2004, the Company’s independent registered public accounting firm, KPMG LLP, advised the Company that it would be unable to deliver its audit report on the Company’s consolidated financial statements for the year ended July 25, 2004 because it had not completed its assessment as to whether substantial doubt exists about the Company’s ability to continue as a going concern.  Specifically, KPMG is continuing to assess the facts and circumstances surrounding the Company’s 10.5% Repriced Convertible Exchangeable Preferred Stock (the “Series A Preferred Stock”).  Under the terms of the Series A Preferred Stock, the Company was required to redeem the Series A Preferred Stock on November 12, 2002 to the extent that it had legally available funds to effect such redemption.  Prior to and since the November 12, 2002 redemption date of the Series A Preferred Stock, based upon all relevant factors, the Company’s Board of Directors has determined that legally available funds do not exist for the redemption of any shares of Series A Preferred Stock.  Because the holder of the Series A Preferred Stock has made a demand for redemption and has not agreed to extend the redemption date of the Series A Preferred Stock, KPMG has advised the Company that it needs additional time and information to complete its assessment.

Concurrently with the issuance of this press release, the Company will file a Form 8-K with the SEC which will contain the Company’s unaudited consolidated financial statements as of and for the fiscal year ended July 25, 2004 and other information that is required to be included in Form 10-K.  The Company expects to file its Form 10-K for the fiscal year July 25, 2004 within 15 calendar days.  The unaudited consolidated financial statements do not address any impact that could or would result from a decision by KPMG LLP to add an explanatory paragraph to its audit opinion to address a going concern issue and, accordingly, the unaudited consolidated financial statements are subject to further change.

As previously disclosed, the Company is in the process of refinancing its existing senior secured credit facility and its senior subordinated notes.  As part of this refinancing, the Company entered into an agreement with the holder of the Series A Preferred Stock under which the Company has agreed to issue, and the holder has agreed to accept, new junior subordinated notes in exchange for the Series A Preferred  Stock.  The exchange of the Series A Preferred Stock for the new junior subordinated notes is subject to the consummation of the refinancing.

Fiscal 2004 Fourth Quarter Results

Net income available to common shareholders for the fourth quarter of fiscal 2004 was $9.9 million, or $0.13 per basic common share (after considering $5.8 million being allocated to participating securities as prescribed by Emerging Issues Task Force Issue No. 03-06 “Participating Securities and the Two Class Method Under FASB Statement No. 128, Earnings Per Share”(EITF No. 03-06) adopted on April 26, 2004) and $0.13 per diluted common share, compared with net loss available to common shareholders of $39.2 million, or $1.24 per basic and diluted common share for the fourth quarter of fiscal 2003.

Total consolidated revenue was $17.0 million for the fourth quarter of fiscal 2004, compared with $15.9 million for the fourth quarter of fiscal 2003.  Resort revenue was $13.6 million for the fourth quarters of both fiscal 2004 and fiscal 2003.  Real estate revenue was $3.4 million versus $2.2 million for the comparable period in fiscal 2003.  The increase in real estate revenue was primarily due to increased land sales at our eastern resorts.

The Company’s consolidated net income was $9.9 million for the fourth quarter of fiscal 2004, compared with a consolidated net loss of $29.3 million for the comparable period in fiscal 2003.  The loss from resort operations was $37.4 million for the fourth quarter of fiscal 2004 versus a loss from resort operations of $24.5 million for the fourth quarter of fiscal 2003. Excluding accretion of discount and dividends on preferred stock, the loss from resort operations was $26.0 million for the fourth quarter of fiscal 2004 versus a loss of $24.5 million for the fourth quarter of fiscal 2003.  Income from real estate operations was $47.3 million for the fourth quarter of fiscal 2004, compared with a loss of $4.8 million for the fourth quarter of fiscal 2003.  Excluding gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt, the loss for the fourth quarter of fiscal 2004 was $1.3 million, versus a loss of $4.8 million for the comparable quarter of fiscal 2003.  The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Fiscal 2004 Year End Results

Net loss available to common shareholders for the fiscal year ended July 25, 2004 was $28.5 million, or $0.90 per basic and diluted common share, compared with net loss available to common shareholders of $82.0 million, or $2.59 per basic and diluted common share, for fiscal 2003.

Total consolidated revenue grew seven percent to $284.1 million in fiscal 2004, from $264.5 million in fiscal 2003.  Resort revenue was $250.7 million in fiscal 2004, compared with $251.6 million in fiscal 2003, primarily reflecting lower skier visits at the eastern resorts and record high skier visits at The Canyons.  Real estate revenue was $33.4 million in fiscal 2004 versus $12.9 million in fiscal 2003, reflecting the successful sale of remaining unit inventory at the Grand Summit Hotel at The Canyons.

The Company’s consolidated net loss for fiscal 2004 was $28.5 million versus $44.4 million for fiscal 2003.  Excluding accretion of discount and dividends on preferred stock, gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt, the consolidated net loss was $34.0 million for fiscal 2004 versus $44.4 million for fiscal 2003.  The loss from resort operations was $66.6 million for fiscal 2004 compared to a loss of $23.3 million for fiscal 2003.  Excluding accretion of discount and dividends on preferred stock, the loss from resort operations was $23.5 million for fiscal 2004 versus $23.3 million for fiscal 2003, mainly due to lower skier visits at the Company’s eastern resorts.  Income from real estate operations was $38.1 million for fiscal 2004 compared to a loss of $21.1 million for fiscal 2003.  Excluding gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt in fiscal 2004, the loss from real estate operations was $10.5 million for fiscal 2004 versus a loss of $21.1 million for fiscal 2003.  The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Adoption of New Statement of Financial Accounting Standards No. 150

Effective July 28, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (SFAS No. 150).  SFAS No. 150 establishes standards for how financial instruments with characteristics of both liabilities and equity should be measured and classified and requires that an issuer classify a financial instrument that is within its scope as a liability.  All public entities are required to adopt SFAS No. 150.  As a result of adopting SFAS No. 150, approximately $298.7 million of mezzanine-level preferred stock securities were reclassified to liabilities in the Company’s consolidated balance sheet in the first quarter of fiscal 2004.  This represents the carrying value of all of the classes of mandatorily redeemable preferred stock.  For the fourth fiscal quarter and fiscal year ended July 25, 2004, respectively, approximately $11.3 million and $43.1 million of accretion of discount and dividends on the preferred stock was included in interest expense, whereas previously it was reported as accretion of discount and dividends on mandatorily redeemable preferred stock.  For the fourth fiscal quarter and fiscal year ended July 27, 2003, respectively, approximately $9.9 million and $37.6 million of accretion of discount and dividends on the preferred stock was included in accretion of discount and dividends on mandatorily redeemable preferred stock.

Use of Non-GAAP Financial Information

The Company uses both GAAP and non-GAAP metrics to measure its financial results.  Management believes that non-GAAP financial measures which exclude accretion of discount and dividends on preferred stock, gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt provide useful information to investors regarding the Company’s financial condition and results of operations.  The Company has excluded accretion of discount and dividends on preferred stock from certain non-GAAP financial measures to facilitate a comparison of the Company’s financial results prior to the adoption of SFAS No. 150.  Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting.  However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  In addition to the information contained in this press release, investors should also review information contained in the Company’s Form 8-K, filed on October 26, 2004, as well as other filings on file with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.  The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States.  Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah.  More information is available on the Company’s Web site, www.peaks.com.

This press release contains both historical and forward-looking statements.  All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company’s current expectations concerning future results and events.  Similarly, statements that describe the Company’s objectives, plans or goals are or may be forward-looking statements.  Such forward-looking statements involve a number of risks and uncertainties.  American Skiing Company has tried wherever possible to identify such statements by using words such as “anticipate,” “assume,” “believe,” “expect,” “intend,” “plan,” and words and terms similar in substance in connection with any discussion of operating or financial performance.  In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate segments; competition and pricing pressures; negative impact on demand for our products resulting from terrorism and availability of air travel (including the effect of airline bankruptcies); the success of the proposed refinancing of a portion of the Company’s indebtedness; any requirement to redeem our Series A Preferred Stock for cash; a decision by our external auditors to issue a going concern modification to their opinion on our financial statements and any resulting adverse impact on our relationships with suppliers, trade creditors and other creditors and customers; the possibility of domestic terrorist activities and their respective effects on the ski, golf, resort, leisure and travel industries; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local regulations affecting both our resort operating and real estate segments; disruptions in water supply that would impact snowmaking operations; the loss of any of our executive officers or key operating personnel; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission.  The Company cautions the reader that this list is not exhaustive.  The Company operates in a changing business environment and new risks arise from time to time.  The forward-looking statements included in this press release are made only as of the date of this press release and under Section 27A of the Securities Act and Section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

American Skiing Company and Subsidiaries
Unaudited Condensed Consolidated Financial Statement Information
(in thousands except per share amounts)

	Quarter Ended			Fiscal Year Ended
	July 25, 2004		July 27, 2003	July 25, 2004	July 27, 2003
Net revenues:
Resort	$13,575		$13,637	$250,706	$251,638
Real estate	3,433		2,245	33,405	12,898
Total net revenues	17,008		15,882	284,111	264,536

Operating expenses:
Resort	20,846		18,813	167,518	168,010
Real estate	2,769		1,751	24,661	12,166
Marketing, general and administrative	10,273		9,460	54,801	49,645
Merger, restructuring and asset impairment charges	—		1,611	137	1,451
Depreciation and amortization	2,340		2,312	26,477	27,513
Write-off of deferred financing costs	—		—	—	2,761
Total operating expenses	36,228		33,947	273,594	261,546

Income (loss) from operations	(19,220)		(18,065)	10,517	2,990
Interest expense, net	(19,425)		(11,224)	(87,603)	(47,364)
Gain on extinguishment of debt	23,091		—	23,091	—
Gain on transfer of assets associated with extinguishment of debt	25,493		—	25,493	—
Net income (loss)	9,939		(29,289)	(28,502)	(44,374)
Accretion of discount and dividends on mandatorily redeemable preferred stock	—		(9,903)	—	(37,644)

Net income (loss) available to common shareholders	$9,939		$(39,192)	$(28,502)	$(82,018)

Basic net income (loss) per common share:
Net income (loss) available to common shareholders	$0.13	(a)	$(1.24)	$(0.90)	$(2.59)
Weighted average common shares outstanding - basic	31,738		31,725	31,738	31,724

Diluted net income (loss) per common share:
Net income (loss) available to common shareholders	$0.13	(a)	$(1.24)	$(0.90)	$(2.59)
Weighted average common shares outstanding - diluted	31,738		31,725	31,738	31,724

(a) Basic and diluted net income per common share is based on net income available to common shareholders of $4,105 (after giving consideration of $5,834  being allocated to participating securities due to the adoption of EITF No. 03-06)

For more information, please refer to the Company’s Form 8-K, filed on October 26, 2004, with the Securities and Exchange Commission.

American Skiing Company and Subsidiaries
Unaudited Reconciliation of GAAP to Non-GAAP Metrics
(in thousands of dollars)

	Quarter Ended		Fiscal Year Ended

	July 25, 2004	July 27, 2003	July 25, 2004	July 27, 2003
Net income (loss)	$9,939	$(29,289)	$(28,502)	$(44,374)
Accretion of discount and dividends on preferred stock	11,326	—	43,119	—
Gain on extinguishment of debt	(23,091)	—	(23,091)	—
Gain on transfer of assets associated with extinguishment of debt	(25,493)	—	(25,493)	—
Net loss, excluding accretion of discount and dividends on preferred stock, gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt	$(27,319)	$(29,289)	$(33,967)	$(44,374)

Loss from resort operations	$(37,353)	$(24,498)	$(66,611)	$(23,319)
Accretion of discount and dividends on preferred stock	11,326	—	43,119	—
Loss from resort operations, excluding accretion of discount and dividends on preferred stock	$(26,027)	$(24,498)	$(23,492)	$(23,319)

Income (loss) from real estate operations	$47,292	$(4,791)	$38,109	$(21,055)
Gain on extinguishment of debt	(23,091)	—	(23,091)	—
Gain on transfer of assets associated with extinguishment of debt	(25,493)	—	(25,493)	—
Loss from real estate operations, excluding gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt	$(1,292)	$(4,791)	$(10,475)	$(21,055)

For more information, please refer to the Company’s Form 8-K, filed on October 26, 2004, with the Securities and Exchange Commission.

American Skiing Company and Subsidiaries
Unaudited Balance Sheet Data - July 25, 2004
(in thousands of dollars)

Real estate developed for sale	$25,024
Total assets	$430,800
Total resort debt (1)	$574,321
Total real estate debt	29,332
Total debt (1)	603,653
Less: cash and cash equivalents	7,024
Net debt (1)	$596,629

(1) Includes preferred stock of $341,818 as a result of the adoption of SFAS No. 150

American Skiing Company and Subsidiaries
Unaudited Supplemental Resort Revenue Data and Skier Visits
(in thousands of dollars)

	For the quarter ended			For the fiscal year ended
	July 25, 2004	July 27, 2003	% Change	July 25, 2004	July 27, 2003	% Change
Resort revenues
Lift tickets	$805	$267	201%	$112,587	$111,234	1%
Food and beverage	2,848	2,946	(3%)	35,426	36,716	(4%)
Retail sales	342	332	3%	23,886	25,716	(7%)
Skier development	111	103	8%	22,774	21,118	8%
Golf, summer activities	2,431	2,671	(9%)	5,968	6,367	(6%)
Lodging and property	4,817	4,895	(2%)	37,737	36,531	3%
Miscellaneous revenue	2,221	2,423	(8%)	12,328	13,956	(12%)
Total resort revenues	$13,575	$13,637	(0%)	$250,706	$251,638	(0%)

	Total Skier Visits For The Fiscal Year Ended
	July 25, 2004	July 27, 2003	% Change
Skier Visits
Attitash Bear Peak	207,400	196,023	6%
The Canyons	374,458	333,738	12%
Killington	954,853	1,044,640	(9%)
Mount Snow	489,411	546,304	(10%)
Sugarloaf/USA	334,830	354,634	(6%)
Sunday River	522,927	500,790	4%
Steamboat	1,002,821	1,001,020	0%
Total Skier Visits	3,886,700	3,977,149	(2%)